  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997

                                     REGISTRATION STATEMENT NO. 333-

==============================================================================

                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                      FORM SB-2
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                                  DAOU SYSTEMS, INC.
                    (Name of Small Business Issuer in Its charter)

         Delaware                           5995                  330284454
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
   of incorporation or         Classification Code Number)  Identification No.)
     organization)

                                 5120 SHOREHAM PLACE
                             SAN DIEGO, CALIFORNIA  92122
                                    (619) 452-2221
           (Address and telephone number of principal executive offices and principal place of business)


                                    DANIEL J. DAOU
                                      PRESIDENT
                                 5120 SHOREHAM PLACE
                             SAN DIEGO, CALIFORNIA  92122
                                    (619) 452-2221
              (Name, address and telephone number of Agent for Service)


                                  COPIES TO:
      John J. Hentrich, Esq.                   Frederick T. Muto, Esq.
      Carlos D. Heredia, Esq.                   Jeremy D. Glaser, Esq.
        BAKER & MCKENZIE                          COOLEY GODWARD LLP
  101 West Broadway, Twelfth Floor        4365 Executive Drive, Suite 1100
    San Diego, California  92101             San Diego, California 92121
         (619) 236-1441                            (619) 550-6000

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /X/    Registration
Statement No. 333-32873

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                       CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF           AMOUNT TO         OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED     BE REGISTERED (1)         UNIT (2)            PRICE (1)(2)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.001 per share..........      419,750 shares             $21.00             $8,814,750          $2,675

(1) Includes 54,750 shares of Common Stock subject to an over-allotment option granted to the Underwriters.
(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(a).

===============================================================================

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    In accordance with General Instruction C of Form SB-2 and Rule 462(b) promulgated under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the contents of the Registration Statement on Form SB-2 (Registration No. 333-32873) (the "SB-2 Registration Statement"), filed by DAOU Systems, Inc. (the "Company") with the Securities and Exchange Commission. The SB-2 Registration Statement was declared effective on August 14, 1997.

                                    CERTIFICATION

    The Company hereby certifies to the Commission that it has instructed its bank to pay to the Commission the filing fee of $2,675 for the additional securities being registered hereby as soon as practicable (but in no event later than the close of business on August 15, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on August 15, 1997.

                                       EXHIBITS


    The following exhibits are filed herewith:

EXHIBIT NO.   DESCRIPTION
-----------   -----------

     5.1 --   Opinion of Baker & McKenzie.
    23.1 --   Consent of Baker & McKenzie -- Included in Exhibit 5.1.
    23.2 --   Consent of Ernst & Young LLP, independent accountants.
    24.1 --   Power of Attorney -- Included in Exhibit 24.1 to the SB-2
              Registration Statement.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 14th of August, 1997.

                                  DAOU SYSTEMS, INC.


                                  By: /s/ DANIEL J. DAOU
                                     -------------------------------------
                                     Daniel J. Daou, President



    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 14, 1997.


       SIGNATURE                                 TITLE
       ---------                                 -----
            *
    -------------------      Chief Executive Officer and Chairman of the Board
    Georges J. Daou          of Directors (Principal Executive Officer)


    /s/ DANIEL J. DAOU       President and Director
    ------------------
    Daniel J. Daou


    /s/ FRED C. MCGEE        Senior Vice President, Chief Financial Officer
    ------------------       and Secretary (Principal Financial and
    Fred C. McGee            Accounting Officer)


          *
    ------------------       Director
    David W. Jahns


             *
    -------------------      Director
    Bernard P. McDonagh


           *
    ------------------       Director
    John H. Moragne


   *By: /s/ DANIEL J. DAOU
        -------------------
          Daniel J. Daou,
         ATTORNEY-IN-FACT

                                    EXHIBIT INDEX

EXHIBIT NO.   EXHIBIT
-----------   -------
     5.1 --   Opinion of Baker & McKenzie.
    23.1 --   Consent of Baker & McKenzie -- Included in Exhibit 5.1.
    23.2 --   Consent of Ernst & Young LLP, independent accountants.
    24.1 --   Power of Attorney -- Included in Exhibit 24.1 to the SB-2
              Registration Statement.